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                                                                   EXHIBIT 23.6

                       [LETTERHEAD GOLDMAN, SACHS & CO.]

PERSONAL AND CONFIDENTIAL
October 20, 1998

Board of Directors
CKS Group, Inc.
10441 Bandley Drive
Cupertino, CA 95014

  Re: Registration Statement on Form S-4 of USWeb Corporation ("Registration
                                Statement") and
     Joint Proxy Statement/Prospectus of USWeb Corporation and CKS Group,
     Inc.

Gentlemen:

  Reference is made to our opinion letter dated September 1, 1998 with respect to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $0.001 per share (the "Shares"), of CKS Group, Inc. (the "Company") of the exchange ratio of 1.50 shares of Common Stock, par value $0.001 per share of USWeb Corporation ("USWeb") to be received for each Share pursuant to the Agreement and Plan of Reorganization, dated as of September 1, 1998, among USWeb, USWeb Acquisition Corporation 134, a direct wholly-owned subsidiary of USWeb, and the Company.

  The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to reference our opinion in the above-mentioned Registration Statement and Joint Proxy Statement/Prospectus.

  In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "Summary--Fairness Opinions", "Approval of the Merger and Related Transactions--CKS Group's Reasons for the Merger", "Approval of the Merger and Related Transactions--Material Contacts and Board Deliberations", and "Approval of the Merger and Related Transactions--Opinion of CKS Group's Financial Advisor" and to the inclusion of the foregoing opinion in the above-mentioned Registration Statement and Joint Proxy Statement/Prospectus. In providing such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Goldman, Sachs & Co.
-------------------------------------
(Goldman, Sachs & Co.)